Exhibit 10.27

AMENDMENT TO LEASE AGREEMENT BETWEEN
PLAZA II EXECUTIVE CENTER AS LESSOR AND
UTILICRAFT AEROSPACE INDUSTRIES, Inc. AS LESSEE

To that certain Lease Agreement dated July 25, 2005, between Plaza II Executive Center, Inc., Lessor, and Utilicraft Aerospace Industries, Inc., Lessee, for Office Nos. 13 and 20 in Suite 400, 125 Lincoln Avenue, Santa Fe, New Mexico.

WHEREAS, Lessor and Lessee agree to modify the terms of said Lease Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:

1. Article 1. TERMS is amended as follows:

a.  Delete “beginning on August 1, 2005 and ending on March 1, 2006” and insert in lieu thereof “beginning on August 1, 2006 and ending on July 31, 2007”.

b.  Delete in its entirety “Upon execution of the Master Lease renewal by Lessor this lease is automatically extended through July 31, 2006 under the same terms and conditions as set forth herewith”.

2.  Article 2. RENTAL is amended as follows:

Delete “Lessee shall pay as rent for the office and included services, the sum of Twenty-four hundred and no/100 dollars ($2410.00) per month,” and insert in lieu thereof “Lessee shall pay as rent for the offices and included services, the sum of Twenty-four hundred and twenty and no/100 dollars ($2120.00) per month.”

EXCEPT AS HEREIN MODIFIED AND AMENDED, all other terms, conditions and covenants of the Lease Agreement shall remain in full force and effect.

ACCEPTED AND AGREED TO THIS 1st DAY OF August, 2006.

PLAZA II EXECUTIVE CENTER, INC.	Utilicraft Aerospace Industries, Inc.

/s/ Mary Robinson	/s/ John J. Dupont
Mary Robinson, President	John J. Dupont, Chairman, President/CEO